Exhibit 10.80
(Heritage Club at Lowry)

PROMISSORY NOTE

$25,480,000.00
As of________, 2005

FOR VALUE RECEIVED, the undersigned DENVER LOWRY JV, LLC, a Delaware limited liability company, having an address at 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027 (“Borrower”), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE BANK, a Utah industrial bank, having an address at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606 (“Lender”), its successors and assigns as holder of this Note or, if this Note has then been endorsed “to bearer,” to the bearer of this Note (Lender, its said successors and assigns, and any such bearer, being hereinafter sometimes referred to collectively as the “Holder”), at Lender’s said address or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of TWENTY-FIVE MILLION FOUR HUNDRED EIGHTY THOUSAND AND 00/100 DOLLARS ($25,480,000.00) (the “Loan”), or so much thereof as shall be advanced pursuant to the terms of that certain Loan Agreement of even date herewith by and between Borrower and Lender (the “Loan Agreement”), together with interest on the unpaid balance thereof at the rate hereinafter set forth.

ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

Section 1.   Interest Rate and Payment Dates.

(a)  Initial Rate and Initial Payment. Interest shall accrue on the outstanding balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of __________________________________________________ percent (_____%) per annum until the first Rate Adjustment Date (as defined below). On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable Note Rate (as defined below). Interest for the period beginning on the date of this Note and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof. Interest shall be paid in arrears and shall be computed on the basis of a 360-day year and actual number of days elapsed for any whole or partial month in which interest on the loan is being calculated and shall be charged on the principal balance outstanding from time to time.

(b)  Rate Adjustment Date and Payment Adjustment Date. The interest rate shall be adjusted on the dates (each being a “Rate Adjustment Date”) described in this paragraph. The first Rate Adjustment Date shall be______, 2005, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent month thereafter. The first payment adjustment date shall be________, 2005, and subsequent payment adjustment dates shall fall on the first day of each calendar month thereafter during the term of the Loan.

(c)  Default Interest Rate. If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable (including applicable grace periods) whether at maturity or by acceleration or on any other date, such payment shall accrue interest from the date on which such payment was due (and not the date of the payment default) until paid at the fluctuating rate (“Default Rate”) which is the lesser of (a) five (5) percentage points above the then applicable Note Rate and (b) the maximum rate of interest permitted by applicable law.

(d)  Note Rate. During the Construction Loan Phase (as defined below), the “Note Rate” shall mean the average of London Interbank Offered Rates for a term of one month (“LIBOR”) determined solely by Holder as of each Rate Adjustment Date plus two and three-quarters percent (2.75%) per annum, determined in the manner set forth below. During the Permanent Loan Phase (as defined below), the Note Rate shall mean LIBOR as of each Rate Adjustment Date, plus two and three-quarters percent (2.75%) per annum determined solely by Holder in the manner set forth below; provided, however, that in no event shall the Note Rate exceed the maximum rate of interest permitted by applicable law. On each Rate Adjustment Date, Holder will determine LIBOR on the basis of one month LIBOR from the appropriate Bloomberg display page as effective on the second (2nd) Business Day immediately preceding such Rate Adjustment Date. In the event the Bloomberg ceases publication or ceases to publish the one month LIBOR, Holder shall select a comparable publication to determine one month LIBOR and provide notice thereof to Borrower. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Holder prices loans on the date on which the Note Rate is determined by Holder as set forth above.

(e)  Note Rate Adjustments. This Note shall bear interest at the applicable rate set forth above or at the applicable Note Rate until a new Note Rate is determined on each Rate Adjustment Date in accordance with the provisions hereof; provided, however, that, if Holder at any time determines, in the sole but reasonable exercise of its discretion, that it has miscalculated the amount of the monthly payment of principal and/or interest (whether because of a miscalculation of the Note Rate or otherwise), then Holder shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the Note Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, then Borrower shall, within ten (10) calendar days thereafter, pay to Holder any sums that Borrower would have otherwise been obligated under this Note to pay to Holder had the amount of such monthly payment not been miscalculated, or (b) if the corrected amount of such monthly payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of the Note or the Loan Agreement, then Borrower shall, within (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Holder had the amount of such monthly payment not been miscalculated.

(f)  LIBOR Unascertainable. If (a) on any date on which the Note Rate would otherwise be set, Holder shall have determined in good faith (which determination shall be conclusive) that (i) adequate and reasonable means do not exist for ascertaining the one month LIBOR, or (ii) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Holder prices loans on the date on which the Note Rate is determined by Holder as set forth above, or (b) at any time Holder shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Loan has been made impracticable or unlawful by compliance by Holder in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law) then, and in any such event, Holder may notify Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of Holder to charge interest to Borrower at the Note Rate shall be suspended until Holder shall have later notified Borrower of Holder’s determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

(g)  Prime Rate. If Holder notifies Borrower of a determination under Section 1(f) (LIBOR Unascertainable) for purposes of calculating the Note Rate, the one month LIBOR shall automatically be converted to the “Index” of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one (1) year, as made available by the Federal Reserve Board forty five (45) days prior to the Rate Adjustment Date.

(h)  Reimbursement for Increased Costs. If any law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted (a) subjects Holder to any tax or changes the basis of taxation with respect to this Note, the Loan or payments by Borrower of principal, interest or other amounts due from Borrower hereunder or thereunder (except for taxes on the overall assets, overall net income or overall gross receipts of Holder imposed as a result of a present or former connection between Holder and the jurisdiction of the Governmental Authority imposing such tax on Holder, provided, that this exclusion shall not apply to a connection arising solely from Holder having executed, delivered, performed its obligations under or received a payment under, or enforced any of the Loan Documents (as defined in Section 8(a)(1) (Events of Default)), or (b) imposes upon Holder any other condition or expense with respect to this Note, the Loan or its making, maintenance or funding of any part of the Loan or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including, without limitation, loss of margin) upon Holder with respect to the Note, the Loan or its making, maintenance or funding of any part of the Loan, by an amount which Holder deems to be material, Holder may from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods) by Holder (which determination shall be conclusive) to be necessary to compensate Holder for such increase, reduction or imposition and, if Borrower is by law prohibited from paying any such amount, Holder may elect to declare the unpaid principal balance hereof and all interest accrued thereon immediately due and payable. Such amount shall be due and payable by Borrower to Holder seven (7) Business Days after such notice is given.

Section 2.   Payments.

(a)  Interest Payments. Commencing on______ , and continuing on the first day of each calendar month thereafter through and including________ (the “Construction Loan Phase”), interest shall be due and payable by Borrower to Holder hereunder in arrears at the applicable Note Rate determined as of the immediately preceding Rate Adjustment Date, on the then outstanding principal balance of the Loan.

(b)  Principal and Interest Payments. If the Maturity Date is extended pursuant to Section 4(b) below, commencing on______ , 2008 and continuing on the first day of each calendar month thereafter through and including the Maturity Date, as extended (the “Permanent Loan Phase”), monthly payments of principal and interest shall adjust monthly and be made in such amount as is necessary, taking into account the then effective Note Rate, to fully amortize the unpaid principal balance of the Note on the date that is twenty-five (25) years after the first Rate Adjustment Date.

Section 3.   Application of Payments.

Payments made by Borrower on account hereof shall be applied first, toward any Late Fees (as hereinafter defined) or other fees and charges due hereunder, if any, second, toward payment of interest due at the Default Rate, if any, third, toward payment of any interest due at the then applicable Note Rate, and fourth, toward payment of principal. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied, first, to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

Section 4.   Maturity.

(a)  Maturity Date. Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount hereof and all interest accrued thereon, to and including the Maturity Date (including interest accruing at the Default Rate), and all Late Fees (as defined below) shall, unless sooner paid, and except to the extent that payment thereof is sooner accelerated, be and become due and payable on________, 2008 (“the Maturity Date”), or on such date to which the Maturity Date is extended pursuant to 4(b) below. Notwithstanding any other provision contained herein, if repayment of the Loan is funded from the proceeds of any refinancing of the Loan pursuant to which Holder does not receive a contractually agreed upon sum for the arrangement thereof, then Borrower shall pay to Holder a repayment premium equal to one percent (1%) of the outstanding principal balance of the Loan (which balance shall be calculated exclusive of any voluntary partial prepayments), unless (a) Holder elects not to refinance the Loan, or does not offer a similar rate and terms that are available in the market at the time of the refinance; or (b) the Property is sold to a third party.

(b)  Extension of Maturity Date. The Maturity Date of the Loan may be extended for two one-year terms (each, an “Extension”) upon satisfaction of the conditions set forth below (each, an “Extension Term”), provided that Holder does not accelerate the maturity of the Loan or the Loan does not otherwise become due. Holder shall grant each Extension, provided that, at the time of the expiration of the Term or first Extension Term, as the case may be, (i) no Default (as defined below) under any of the Loan Documents (as defined below) has occurred and is continuing, (ii) the Debt Service Coverage for the Facility (as defined below), after deduction of Assumed Management Fees (as defined in the Loan Agreement), is not less than 1.10 to 1.0 with respect to the first Extension and 1.25 to 1.0 with respect to the second Extension, as applicable (in each case based on a trailing three month net operating income with fully amortizing debt service assuming an interest rate equal to then current Note Rate), and (iii) Borrower has paid to Lender, for each such Extension, an extension fee equal to one-quarter percent (0.25%) of the then outstanding principal balance of the Loan. For purposes of this Note, “Default” means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an “Event of Default” (as described below).

As used herein, “Debt Service Coverage for the Facility” means a ratio in which the first number is the sum of pre-tax “net income” of Borrower from the operations of the Facility (as defined in the Loan Agreement) as set forth in the financial statements provided to Lender (without deduction for Actual Management Fees (as defined in the Loan Agreement) or expenses paid or incurred), calculated based upon the preceding three (3) months, plus interest expense and lease expense to the extent deducted in determining net income and non-cash expenses or allowances for depreciation and amortization of the Facility for said period, less Assumed Management Fees for said period, and the second number is the debt service on the Loan, based on a 25 year amortization and utilizing an interest rate calculated at the GREATER of the actual interest rate at the time of the extension OR the prevailing market rate for long term fixed rate financing, as determined by Lender in its sole discretion. In calculating “net income,” material items of income and expense of a character significantly different from the typical or customary business activities of Borrower, which would not be expected to recur frequently and which would not be considered as recurring factors in any evaluation of the ordinary operating processes of Borrower’s business, and any items of income and expense which would be treated as extraordinary income or extraordinary expenses under GAAP (as defined in the Loan Agreement) shall be excluded.

Section 5.   Prepayment.

Prepayment of the Loan in full shall be permitted at any time during the term of the Loan without penalty, upon not less than thirty (30) and not greater than forty (40) days prior written notice to GMAC Commercial Mortgage Corporation specifying the date on which prepayment is to be made. Partial prepayments of the Loan shall not be permitted at any time. Any such prepayment shall be credited first, toward any Late Fees due hereunder, second, toward payment of any accrued and unpaid interest due hereunder at the Default Rate, third, toward payment of any accrued and unpaid interest due hereunder at the Note Rate, and, fourth, toward payment of principal; provided, however, that if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied first, to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence. Any prepayment shall be made to GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, PA 19044. Notwithstanding anything contained herein to the contrary, if such prepayment is funded from the proceeds of Borrower’s refinancing of the Loan pursuant to which Lender desires does not receive a contractually agreed upon sum for the arrangement thereof, then prepayment of the Loan in full shall be subject to payment by Borrower to Lender of a prepayment premium equal to one percent (1%) of the outstanding principal balance of the Loan (which balance shall be calculated exclusive of any voluntary partial prepayments) unless (a) Holder elects not to refinance the Loan, or does not offer a similar rate and terms that are available in the market at the time of the refinance; or (b) the Property is sold to a third-party.

Section 6.   Method of Payment.

Each payment of the Loan Obligations (as defined in the Loan Agreement) shall be paid directly to Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. Chicago, Illinois time on the date such payment is due, except if such date is not a Business Day (as defined in the Loan Agreement), such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. Chicago, Illinois time shall be deemed to have been received on the immediately following Business Day.

Section 7.   Security.

The debt evidenced by this Note is to be secured by, among other things, (a) a Deed of Trust, Security Agreement and Fixture Filing of even date herewith (the “Security Instrument”) encumbering the real property and improvements thereon located in the City and County of Denver, Colorado (the “Property”), (b) a Completion Guaranty Agreement of even date herewith given by American Retirement Corporation, a Tennessee corporation (“Guarantor”) for the benefit of Holder, (c) a Exceptions to Nonrecourse Guaranty Agreement of even date herewith given by Guarantor for the benefit of Holder, and (d) an Operating Deficit Guaranty Agreement of even date herewith given by Guarantor for the benefit of Holder. The Completion Guaranty Agreement, the Exceptions to Nonrecourse Guaranty Agreement and the Operating Deficit Guaranty Agreement are hereinafter collectively, the “Guaranty Agreements”.

Section 8.   Default.

(a)  Events of Default. Anything in this Note to the contrary notwithstanding, on the occurrence of any of the following events (each of which is referred to herein, together with each of the Events of Default defined and described in the Loan Agreement and the Security Instrument as an “Event of Default”), Holder may, in the exercise of its sole and absolute discretion, accelerate the debt evidenced by this Note, in which event the entire outstanding principal balance and all interest and fees accrued thereon shall immediately be and become due and payable without further notice:

(1)  Failure to Pay or Perform. If (a) Borrower fails in making any payment to Holder of any or all sums due hereunder within ten (10) days after such payment becomes due or on the Maturity Date or (b) there exists an uncured default under any other document or instrument evidencing or securing the Loan (collectively, the “Loan Documents”) which has been executed by Borrower, Manager (as defined in the Loan Agreement) and/or Guarantor and such default is not cured within the grace or cure period, if any, provided in any of such Loan Documents.

(2)  Bankruptcy.

(i)  If Borrower, Guarantor or Manager (A) applies for or consents to the appointment of a receiver, trustee or liquidator of Borrower, Guarantor or Manager, as the case may be, or of all or a substantial part of its assets, (B) files a voluntary petition in bankruptcy, or admits in writing its inability to pay its debts as they come due, (C) makes an assignment for the benefit of creditors, (D) files a petition or an answer seeking a reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, (E) performs any other act of bankruptcy, or (F) files an answer admitting the material allegations of a petition filed against Borrower, Guarantor or Manager in any bankruptcy, reorganization or insolvency proceeding; or

(ii)  If (A) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Borrower, Guarantor or Manager a bankrupt or an insolvent, or approving a receiver, trustee or liquidator of Borrower, Guarantor or Manager or of all or a substantial part of its assets, or (B) there otherwise commences with respect to Borrower, Guarantor or Manager or any of their assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute, and if such order, judgment, decree or proceeding continues unstayed for any period of sixty (60) consecutive days after the expiration of any stay thereof.

(3)  Judgments. If any judgment for the payment of money in excess of $25,000 hereafter awarded against Borrower, Guarantor or Manager by any court of competent jurisdiction remains unsatisfied or otherwise in force and effect for a period of thirty (30) days after the date of such award, unless one of the conditions of Section 9.1(m) of the Loan Agreement exists.

(b)  No Impairment of Rights. Nothing in this Section shall be deemed in any way to alter or impair any right which Holder has under this Note or the Security Instrument, or any of the other Loan Documents or at law or in equity, to accelerate such debt on the occurrence of any other Event of Default provided herein or therein, whether or not relating to this Note.

(c)  Late Fees. Without limiting the generality of the foregoing provisions of this Section, if any payment of interest or principal payable under this Note is not made within five (5) calendar days after the date on which such payment becomes due and payable, Borrower shall thereupon automatically become obligated immediately to pay to Holder a late payment charge, for each month during which a payment delinquency exists, equal to the lesser of five percent (5%) of the amount of such payment or the maximum permitted by applicable law (“Late Fees”) to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of such delinquent payment.

Section 9.   Costs of Enforcement.

Borrower shall pay to Holder on demand by Holder the amount of any and all commercially reasonable expenses incurred by Holder (a) in enforcing its rights hereunder or under the Security Instrument and/or the Loan Documents, (b) as the result of a default by Borrower in performing its obligations under this Note, including but not limited to the commercially reasonable expense of collecting any amount owed hereunder, and of any and all commercially reasonable attorneys’ fees incurred by Holder in connection with such default, whether suit be brought or not, or (c) in protecting the security for the Loan and Borrower’s obligations under the Loan Documents. Such expenses shall be added to the principal amount hereof, shall be secured by the Security Instrument and shall accrue interest at the Default Rate.

Section 10.   Borrower’s Waiver of Certain Rights.

Borrower and any endorser, guarantor or surety hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to require any valuation, appraisal or marshalling, or to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Holder’s exercise of any of its rights under this Note or the Loan Documents.

Section 11.   Extensions.

The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower’s or Guarantor’s liability hereunder.

Section 12.   General.

(a)  Applicable Law. This Note shall be given effect and construed by application of the laws of the State of Colorado (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the State of Colorado, for the enforcement of any and all obligations under the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the District of Colorado or any successor federal court having original jurisdiction.

(b)  Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

(c)  Construction. As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

(d)  Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

(e)  No Waiver. Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Security Instrument or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder’s rights and remedies hereunder or thereunder.

(f)  WAIVER OF JURY TRIAL; SERVICE OF PROCESS; COURT COSTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND HOLDER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, UPON CONSULTATION WITH COUNSEL OF BORROWER’S CHOICE, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY AT ______________________________________COLORADO ________, AND ITS SUCCESSORS IN OFFICE, AS TRUE AND LAWFUL ATTORNEY OF BORROWER FOR THE PURPOSE OF RECEIVING SERVICE OF ALL LEGAL NOTICES AND PROCESS ISSUED BY ANY COURT IN THE STATE OF COLORADO AS WELL AS SERVICE OF ALL PLEADINGS AND OTHER DOCUMENTS RELATED TO ANY LEGAL PROCEEDING OR ACTION ARISING OUT OF THIS NOTE. BORROWER AGREES THAT SERVICE UPON SAID CORPORATION SERVICE COMPANY SHALL BE VALID REGARDLESS OF BORROWER’S WHEREABOUTS AT THE TIME OF SUCH SERVICE AND REGARDLESS OF WHETHER BORROWER RECEIVES A COPY OF SUCH SERVICE, PROVIDED THAT HOLDER SHALL HAVE MAILED A COPY TO BORROWER IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREIN. BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEYS’ FEES INCURRED BY HOLDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE. NOTWITHSTANDING THE FOREGOING, HOLDER AGREES TO USE REASONABLE EFFORTS TO PROVIDE BORROWER WITH NOTICE OF THE FILING OF ANY LAWSUIT BY HOLDER AGAINST BORROWER.

(g)  Set-Off. Upon the occurrence of an Event of Default, Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Holder, to the credit of or for the account of Borrower, without notice to or consent of Borrower or Guarantor.

(h)  Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the other Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

(i)  Incorporation by Reference. All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

(j)  Joint and Several Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

(k)  Business Purpose. Borrower represents and warrants that the Loan evidenced by this Note is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

(l)  Interest Limitation; Usury.

(1)  Notwithstanding anything to the contrary contained herein or in the Security Instrument or in any other of the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid. Without limiting the generality of the foregoing, in the event that the interest charged hereunder results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest permitted and any amount which would exceed the highest lawful rate already received and held by Holder shall be applied to a reduction of principal and not to the payment of interest. Borrower agrees that for the purpose of determining the highest rate permitted by law, any non-principal payment (including, without limitation, Late Fees and other fees) shall be deemed, to the extent permitted by law, to be an expense, fee or premium rather than interest.

(2)  It is the intent of Borrower and Lender in the execution and performance of this Note, the Loan Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Loan, including such applicable laws of the State of Colorado and the United States of America from time to time in effect. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note, the Loan Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate of interest allowed to be charged by applicable law (the “Maximum Rate”), and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Note, the Loan Agreement and the other Loan Documents and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loan, including amounts which by applicable law are deemed interest, would exceed the Maximum Rate, then such excess shall be deemed to be a mistake, and Lender shall credit the same on the principal of this Note (or if this Note shall have been paid in full, refund said excess to Borrower). In the event that the maturity of this Note is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Note, the Loan Agreement or any of the other Loan Documents, or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Note all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Loan. The provisions of this paragraph shall control over all other provisions of this Note, the Loan Agreement or the other Loan Documents which may be in apparent conflict herewith.

(m)  Modification. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of such modification, amendment, discharge or waiver is sought.

(n)  Time of the Essence. Time is strictly of the essence of this Note.

(o)  No Waiver. Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder’s right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder’s rights and remedies hereunder or thereunder.

(p)  Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

(q)  Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

(r)  WAIVER OF AUTOMATIC STAY. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF LENDER’S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (A) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED (“BANKRUPTCY CODE”), OR SIMILAR LAW OR STATUTE; (B) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (C) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (D) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (E) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, HOLDER SHALL THEREUPON BE ENTITLED AND BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

(s) Acknowledgment By Guarantor. Guarantor has acknowledged this Note below for purposes of confirming its obligations all as more specifically set forth in the Guaranty Agreements.

(t) Disclosures. Borrower agrees that the obligation evidenced by this Note is an exempt transaction under the Truth-in-Lending Act, 15 U.S.C. § 1601, et.seq.

(u) Additional Interest. All sums which may or shall become due and payable by Borrower in accordance with the provisions hereof shall constitute “Additional Interest” hereunder and shall be evidenced by this Note and secured by the Security Instrument and the other Loan Documents.

(v) Negotiable Instrument. To the extent permitted by applicable law, Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument.

IN WITNESS WHEREOF, Borrower has executed and sealed this Note or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower’s successors and assigns.

DENVER LOWRY JV, LLC, a Delaware limited
liability company

By:	ARC Lowry, LLC, a
Tennessee limited liability company, its
Manager

By:
Name:
Title:

ACKNOWLEDGED BY GUARANTOR:

AMERICAN RETIREMENT CORPORATION, a
Tennessee corporation

By:
George Hicks
Executive Vice President